Exhibit 99.1

Primerica Closes Previously Announced Acquisition of e-TeleQuote

DULUTH, GA & CLEARWATER, FL, July 1, 2021 - Primerica, Inc. (NYSE:PRI), a leading provider of financial services to middle-income families throughout the United States and Canada, announced today that the Company has closed its previously announced acquisition of 80% of Etelequote Limited’s operating subsidiaries (collectively, “e-TeleQuote”). Pursuant to the terms of the acquisition agreement dated April 18, 2021, the transaction has an enterprise value of $600 million and an implied equity value of approximately $450 million. Additionally, under the terms of the agreement, Primerica will purchase the remaining 20% stake over a period of up to four years.

e-TeleQuote is a successful senior health insurance distributor of Medicare-related insurance policies and offers products from a wide array of carriers (including United Healthcare, Humana, and Anthem) with over 2,700 Medicare Advantage plans available. e-TeleQuote also has a growing Medicare supplement business with four carriers.

“The synergies created by this acquisition will allow Primerica’s life insurance-licensed independent sales representatives to serve clients’ financial needs more fully throughout their lifecycle,” said Glenn Williams, Primerica Chief Executive Officer. “e-TeleQuote’s specialized technology platform and dynamic sales centers align perfectly with Primerica’s powerful distribution capabilities, allowing us to deliver additional value to our clients, sales representatives, employees, and stockholders.”

“The pairing of our two organizations is a great opportunity for all parties involved,” said Anthony P. Solazzo, CEO and Founder of e-TeleQuote. “For many, health insurance is a complicated subject, especially when it comes to Medicare. We believe we can help Primerica’s clients understand the Medicare landscape more easily. Our licensed insurance agents use a carrier agnostic approach to helping beneficiaries select the right Medicare plan for them.” Consumers may obtain information on available plans through e-TeleQuote agents or its consumer facing website www.easymedicare.com.

Forward-looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this press release do not constitute guarantees of future performance. Those statements, which are not strictly historical statements, including, without limitation, statements regarding the proposed acquisition of a majority stake in e-TeleQuote; the benefits of the acquisition of a majority stake in e-TeleQuote, including the expansion of Primerica’s distribution and lead curation capabilities, potential new cross-selling opportunities and market reach, diversification of Primerica’s earning streams, acceleration of Primerica’s long-term strategic plans and movement into an adjacent sector, potential enhancement of growth and earnings expectations, and the potential value and synergies that the strategic partnership may deliver, including to Primerica’s clients, sales force, employees and stockholders; expectations regarding new debt; and the expected timing of the proposed transactions, constitute forward-looking statements.

Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the ability of Primerica to realize the potential benefits of the acquisition of a majority stake in e-TeleQuote; potential disruptions to Primerica’s and e-TeleQuote’s operations, distraction of management and other risks related to Primerica’s integration of e-TeleQuote’s business, team, technology and sales centers; e-TeleQuote’s ability to recruit agents; e-TeleQuote’s ability to retain management and key employees; the ability of e-TeleQuote’s sales agents to place policies based on leads provided by Primerica; revenue growth and recognition of revenue; products and services, and their development and distribution; risks related to economic, regulatory and competitive factors; risks related to Primerica and e-TeleQuote’s key strategic relationships, including e-TeleQuote’s carrier relationships; and other risks detailed in Primerica’s filings with the Securities and Exchange Commission. Primerica assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

About Primerica, Inc.

Primerica, Inc., headquartered in Duluth, GA, is a leading provider of financial services to middle-income households in the United States and Canada. Independent licensed representatives educate Primerica clients about how to better prepare for a more secure financial future by assessing their needs and providing appropriate solutions through term life insurance, which the company underwrites, and mutual funds, annuities and other financial products, which the company distributes primarily on behalf of third parties. Primerica insured over 5.5 million lives and had approximately 2.6 million client investment accounts at December 31, 2020. Primerica, through its insurance company subsidiaries, was the #2 issuer of Term Life insurance coverage in North America in 2020. Primerica stock is included in the S&P MidCap 400 and the Russell 1000 stock indices and is traded on The New York Stock Exchange under the symbol “PRI.”

About e-TeleQuote

e-TeleQuote, the owner and operator of easyMedicare.com, is an independent digital insurance marketplace providing individuals the ability to purchase Medicare insurance from the comfort of their homes. The company diligently researches available plan options from multiple insurance carriers, helping people choose a plan that best suits their needs. e-TeleQuote provides personal consultation through experienced licensed Medicare advisors who suggest plan coverage options based on an individual’s particular needs. The company is proud to serve in excess of 150,000 people across the United States.

Primerica, Inc.

Media:

Keith Hancock

470-564-6328

Email: Keith.Hancock@primerica.com

Investors:

Nicole Russell

470-564-6663

Email: Nicole.Russell@primerica.com

e-TeleQuote Insurance, Inc.

Paulee Day

(727) 953-9458

p.day@e-telequote.com

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